UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 22, 2015 Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02- Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Bank of South Carolina Corporation (the “Company”) and the Board of Directors of the Company’s wholly owned subsidiary, the Bank of South Carolina (the “Bank”) announced the appointment of Susanne K. Boyd as Chief Operating Officer of both the Company and the Bank effective November 1, 2015. The Chief Operating Officer (COO) role is new to the Bank, and its creation reflects reorganization designed to allow the Bank to more efficiently handle future growth. Ms. Boyd, aged 39, has served as the Senior Vice President of Operations and Technology for the Bank since January 2013. She has been with the Bank since 1997 and has in the past served as Courier Teller, Check Card Specialist, Electronic Banking Officer, Information Security Officer, and Assistant Vice President. She was promoted to Vice President of Operations and Technology in October 2009. There are no family relationships between Ms. Boyd and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer and there have been no transactions between Ms. Boyd and the Company or the Bank. In conjunction with the promotion, Ms. Boyd will receive an annual salary increase of $10,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this report

Exhibit 99.1 Press release dated October 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

Date: October 22, 2015
/s/ Sheryl G. Sharry
Sheryl G. Sharry
Chief Financial Officer
Executive Vice President